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                                                Filed pursuant to Rule 424(B)(3)
                                                     Registration No. 333-106175

SUPPLEMENT

(TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 25, 2004

TO PROSPECTUS DATED FEBRUARY 25, 2004)

                          $1,323,234,100 (APPROXIMATE)

                       FIRST FRANKLIN MORTGAGE LOAN TRUST
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2004-FF1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                          ---------------------------
       Notwithstanding anything to the contrary in the attached Prospectus
Supplement, dated February 25, 2004 (the "Prospectus Supplement"), the various overcollateralization amounts while a "Stepup Trigger Event" is in effect are hereby deleted and replaced as follows:

     (i) On page S-3 of the Prospectus Supplement under the heading "Overcollateralization Requirements" the parenthetical phrase "(1.30% of the original balance if stepup trigger occurs)" in the heading "Targeted Overcollateralization Amount" is revised to read as follows:
          "(1.50% of original balance if stepup trigger occurs)."

     (ii) On page S-3 of the Prospectus Supplement under the heading "Overcollateralization Requirements" the parenthetical phrase "(2.60% of current balance if stepup trigger occurs)" in the heading "Stepdown Overcollateralization Amount" is revised to read as follows: "(3.00% of current balance if stepup trigger occurs)."

     (iii) In the Glossary of Defined Terms in the Prospectus Supplement, the parenthetical phrases describing the amounts of overcollateralization in the event a Stepup Trigger Event is in effect are revised as follows:

         (a) In the definition of "Class A Principal Distribution Amount" on page S-94 of the Prospectus Supplement, replace "68.10%" with "67.70%."

         (b) In the definition of "Class B-1 Principal Distribution Amount" on page S-95 of the Prospectus Supplement, replace "92.60%" with "92.20%."

         (c) In the definition of "Class B-2 Principal Distribution Amount" beginning on page S-95 of the Prospectus Supplement, replace "95.10%" with "94.70%."

         (d) In the definition of "Class B-3 Principal Distribution Amount" beginning on page S-96 of the Prospectus Supplement, replace "97.40%" with "97.00%."

         (e) In the definition of "Class M-1 Principal Distribution Amount" on page S-97 of the Prospectus Supplement, replace "79.10%" with "78.70%."

         (f) In the definition of "Class M-2 Principal Distribution Amount on page S-98 of the Prospectus Supplement, replace "88.10%" with "87.70%."

         (g) In the definition of "Extra Principal Distribution Amount" on page S-101 of the Prospectus Supplement, replace "2.60%" with "3.00%."

     (iv) In the definition of "Extra Principal Distribution Amount" on page S-101 of the Prospectus Supplement, replace "$17,393,421" with "$20,069,332."

     All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.
                          ---------------------------

                 The date of this Supplement is March 8, 2004.